     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 15, 1997

                                                      REGISTRATION NO. 333-_____

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                             --------------------

                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                             --------------------

                           AMERAC ENERGY CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             Delaware                       1311                  75-2181442
 -------------------------------   -------------------------    ----------------
 (STATE OR OTHER JURISDICTION         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     OF INCORPORATION OR           INDUSTRIAL CLASSIFICATION    IDENTIFICATION
       ORGANIZATION)                     CODE NUMBER)               NUMBER)

                          1201 LOUISIANA, SUITE 3350
                             HOUSTON, TEXAS 77002
                                (713) 308-5250
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                 OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              RICHARD B. HALLETT
                    VICE PRESIDENT, CHIEF FINANCIAL OFFICER
                                 AND SECRETARY
                          1201 LOUISIANA, SUITE 3350
                             HOUSTON, TEXAS 77002
                                (713) 308-5250
               (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
              NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                             --------------------

                                  Copies to:
                           MICHAEL P. PEARSON, ESQ.
                             JACKSON WALKER L.L.P.
                          1100 LOUISIANA, SUITE 4200
                             HOUSTON, TEXAS 77002

[ ] APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC. From time to time after the Registration Statement becomes effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

                        CALCULATION OF REGISTRATION FEE

===========================================================================================================
                                                      PROPOSED MAXIMUM    PROPOSED MAXIMUM      AMOUNT OF
   TITLE OF EACH                       AMOUNT TO BE    OFFERING PRICE    AGGREGATE OFFERING    REGISTRATION
CLASS OF SECURITIES                     REGISTERED        PER SHARE          PRICE (1)             FEE
-----------------------------------------------------------------------------------------------------------
Class A
Common Stock, $.05 par value.........   1,000,000         $  4.9375        $  4,937,500         $  1,497
===========================================================================================================

(1) Estimated solely for purposes of calculating the registration fee. Pursuant to Rule 457(c), the offering price and registration fee are computed on the basis of the average of the high and low prices of the Class A Common Stock on July 11, 1997, as reported on The American Stock Exchange.

                       _________________________________

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                   SUBJECT TO COMPLETION DATED JULY 15, 1997

PROSPECTUS

                               1,000,000 SHARES

                           AMERAC ENERGY CORPORATION
                                 Common Stock

                              __________________



     This Prospectus covers the offer and sale of up to 1,000,000 shares of Common Stock, par value $0.05 per share (the "Common Stock") of Amerac Energy Corporation (the "Company") which the Company may issue from time to time in connection with the future direct and indirect acquisitions of producing oil and gas properties and related infrastructure or securities in business combination transactions.

     The Company expects that the terms upon which it may issue shares in business combination transactions or asset acquisitions will be determined through negotiations with the security holders or principal owners of the businesses whose securities or assets are to be acquired. It is expected that the shares that are issued will be valued at prices reasonably related to market prices for the Common Stock prevailing either at the time an acquisition agreement is executed or at or about the time an acquisition is consummated.

     Persons receiving Common Stock in connection with the acquisitions may be required by the Company to agree to hold all or some portion of the Common Stock for a period of up to two years after the date of such acquisition. In addition, pursuant to the provisions of Rule 145 under the Securities Act of 1933, as amended (the "Securities Act"), the volume limitations and certain other requirements of Rule 144 under the Securities Act will apply to resales of those shares by affiliates of the businesses the Company acquires for a period of two years (or such shorter period as the Securities and Exchange Commission (the "SEC") may prescribe). See "Plan of Distribution."

     The Common Stock is listed on the American Stock Exchange ("ASE") under the symbol "AMC." As of April 15, 1997, 3,886,243 shares of Common Stock were issued and outstanding. Application will be made to list the shares offered hereby on the ASE. On July 14, 1997, the last reported sales price of the Common Stock on the ASE was $4.9375 per share.

     All expenses of this offering will be paid by the Company. No underwriting discounts or commissions will be paid in connection with the issuance of shares by the Company in business combination transactions, although finder's fees may be paid with respect to specific acquisitions. Any person receiving a finder's fee may be deemed to be an underwriter within the meaning of the Securities Act. The Company will pay all expenses of this offering.

     SEE "RISK FACTORS" BEGINNING ON PAGE 5 OF THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN RISK FACTORS THAT SHOULD BE CONSIDERED BEFORE ACQUIRING THE COMMON STOCK OFFERED HEREBY.

                           ------------------------

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
    AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
           PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
                     ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.

                           ------------------------

THE DATE OF THIS PROSPECTUS IS JULY 15, 1997.

                              PROSPECTUS SUMMARY

     The Following Summary is qualified in its entirety by the detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. See "Risk Factors" for information that should be carefully considered by prospective investors.

                                  THE COMPANY

     Amerac Energy Corporation is engaged in the acquisition, development and enhancement of and exploration for oil and gas in the United States. Since mid 1994 the Company has been focused on growth through acquisitions and exploitation and has grown its asset base substantially. In 1996, the Company eliminated its preferred stock and raised additional capital through private placements.

                                 THE OFFERING

Common Stock being offered.............  1,000,000 shares of Common Stock to be issued by the Company in connection
                                         with the acquisition of businesses,
                                         properties or securities in business
                                         combinations.

Common Stock to be outstanding
 after the offering....................  4,886,243 shares (1)

Transfer of Shares.....................  Persons acquiring shares of the Company
                                         Common Stock in business combinations
                                         pursuant to this offering may be
                                         required by the Company to agree to
                                         hold all or some portion of such shares
                                         for a period of up to two years after
                                         the date of acquisition unless the
                                         Company agrees to a shorter holding
                                         period or agrees to waive such
                                         requirement in the future.

Listing................................  The shares of Common Stock are listed on the ASE. Application will be made to
                                         list the shares of the Company Common
                                         Stock offered hereby on the ASE.
_______________
(1) Does not include 201,151 shares issuable upon the exercise of outstanding stock options or an additional 114,181 shares issuable upon the exercise of stock options that are not currently outstanding, but are reserved for issuance upon the designation of optionees by the Board of Directors.

                                 RISK FACTORS


     Prospectus purchasers of the Common Stock should carefully consider the risk factors set forth below, as well as the other information contained in this Prospectus.

     VOLATILITY OF OIL AND GAS PRICES. The Company's revenue and profitability are substantially dependent upon prevailing prices for oil, gas and natural gas liquids, which are dependent upon numerous external factors such as various economic, political and regulatory developments and competition from other sources of energy. The volatile nature of the energy markets makes it particularly difficult to estimate future prices of oil and natural gas. Prices of oil and natural gas are subject to wide fluctuations and there can be no assurance that decreases in such prices will not occur. A substantial decline in oil and natural gas prices could have a material adverse effect on the Company's financial position and results of operations.

     UNCERTAINTY OF ESTIMATES OF OIL AND GAS RESERVES. Estimating quantities of reserves and future net cash flows is not an exact science. There are numerous uncertainties inherent in estimating quantities of proved oil and gas reserves. Reserve reports rely upon various assumptions, including those prescribed by the Commission, such as future oil and gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds. The process of estimating oil and gas reserves is complex, requiring significant decisions and assumptions in the evaluation of available geological, engineering and economic data for each reservoir. As a result, any such estimate is inherently an imprecise estimation of reserve quantities and estimated future net revenue therefrom. Actual future production, revenue, taxes, development expenditures, operating expenses and quantities of recoverable oil and gas reserves will vary from those assumed in the estimate. Any significant variance from the assumptions could materially affect the quantity and value of the Company's reserves as compared to the estimates set forth in reserve reports. In addition, these reserves may be subject to downward or upward revision, based upon production history, results of future exploration and development, prevailing oil and gas prices and other factors.

     NEED FOR ACQUISITION AND DEVELOPMENT OF ADDITIONAL RESERVES. The Company's future success depends upon its ability to find, develop or acquire additional oil and gas reserves that are economically recoverable. There can be no assurance that the Company will be able to find, acquire or develop such properties or develop additional reserves. Except to the extent that the Company acquires additional properties containing proved reserves or conducts successful development and exploitation activities on properties it currently owns, the Company's proved reserves will decline. The Company considers oil and gas property acquisitions of various sizes. Some of the acquisitions are of substantial size relative to the Company's current asset base. The terms of any future acquisition may involve issuance of a significant number of shares of the Common Stock as well as cash. Under the rules and regulations of the American Stock Exchange, any transaction that would require the issuance of more than twenty percent of the outstanding shares of Common Stock at the time the transaction occurs would require the Company to obtain shareholder approval to effectuate the transaction.

     ACQUISITION, PRODUCTION AND DEVELOPMENT RISKS. The acquisition and exploitation of producing oil and gas properties has been the key element of the Company's recent success and the Company will continue to seek acquisitions in the future. The successful acquisition of producing properties requires an assessment of recoverable reserves, future oil and gas prices and operating costs, potential environmental and other liabilities and other factors. Such assessments are necessarily inexact and their accuracy inherently uncertain. In addition, there can be no assurance that the oil or gas properties in which the Company holds an interest will yield the volumes estimated to be producible in the reserve reports. The Company's operations may be curtailed, delayed or canceled as a result of the lack of adequate capital resources and other factors, some of which are not within the Company's control, such as weather conditions, compliance with governmental requirements or price controls, mechanical difficulties and shortages or delays in the delivery of equipment. The Company's properties may also be susceptible to hydrocarbon drainage from production by other operators on adjacent properties. Drilling activities are also subject to numerous risks, including the risk that no commercially productive oil or gas reservoirs will be encountered. The cost of drilling, completing and operating wells may exceed initial estimates.

     COMPETITION. The Company operates in a highly competitive environment. The Company competes with both major and independent oil and gas companies for the acquisition of oil and gas properties, as well as for the equipment and labor required to develop and operate such properties. Many of these competitors have financial and other resources substantially greater than those of the Company.

     OPERATING HAZARDS. The oil and gas business involves a variety of operating risks, including the risk of fire, explosions, blow-outs, pipe failure, abnormally pressured formations and environmental hazards such as oil spills, gas leaks, ruptures or discharges of toxic gases. The occurrence of any of the preceding events could result in substantial losses to the Company due to injury or loss of life, severe damage to or destruction of property, natural resources and equipment, pollution or other environmental damage, clean-up responsibilities, regulatory investigation and penalties and suspension of operations. In addition to the foregoing, the Company's offshore operations are subject to the additional hazards of marine operations, such as capsizing, collision and adverse weather and sea conditions. In accordance with customary industry practice, the Company has maintained insurance against some, but not all, of the risks described above. There can be no assurance that any insurance obtained by the Company will be adequate to cover any losses or liabilities.
The Company cannot predict the continued availability of insurance or the availability of insurance at premium levels that justify its purchase.

     NEED FOR ADDITIONAL CAPITAL RESOURCES. The Company has in the past experienced working capital deficits. While management believes that the Company's current working capital and credit facility are sufficient to allow the Company to continue its current operations, additional capital resources will be required in the future to fund the Company's growth.

     COMPLIANCE WITH GOVERNMENTAL REGULATIONS. Oil and gas operations are subject to various federal, state and local governmental regulations which may be changed from time to time in response to economic or political conditions. Matters subject to regulation include discharge permits for drilling operations, drilling and abandonment bonds, reports concerning operations, the spacing of wells, unitization and pooling of properties and taxation. From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of oil and gas wells below actual production capacity in order to conserve supplies of oil and gas. In addition, the production, handling, storage, transportation and disposal of oil and gas, by-products thereof and other substances and materials produced or used in connection with oil and gas operations are subject to regulation under federal, state and local laws and regulations primarily relating to protection of human health and the environment. These laws and regulations have continually imposed increasingly strict requirements for water and air pollution control and solid waste management. To date, expenditures related to compliance with these laws have not been significant. The Company believes, however, that the trend of more expansive and stricter environmental legislation and regulations will continue and such legislation may result in additional costs to the Company in the future. Amendments to the Resource Conservation and Recovery Act to regulate further the handling, transportation, storage and disposal of oil and gas exploration and production wastes have been considered by Congress and may be adopted. Such legislation, if enacted, could have a significant adverse impact on the Company's operating costs.

     EFFECTS OF SHARES ELIGIBLE FOR FUTURE SALE. The future sale of a substantial number of shares of Common Stock in the public market subsequent to the date of this Prospectus could adversely affect the market price for the Common Stock. The shares of Common Stock covered by this Prospectus will be immediately available for issue, except to the extent that they are issued to an affiliate of the Company.

     SHORT LIFE EXPECTANCY OF OFFSHORE PROPERTY. Approximately 46% of the Company's 1996 gross revenue was generated from its one offshore property. This property, based on current engineering analysis, has a life expectancy of less that 1.5 years. In December 1996, this property began to produce water and it is anticipated that the primary well on the property will deplete in 1997. Should the second of the two wells on this property deplete, and if no additional drilling takes place, the Company estimates that its share of the cost of plugging the existing well and abandoning the offshore platform could be as much as $600,000. The Company will need to replace the revenue from this property by exploration or acquisitions of producing properties in order to maintain its current revenue base. There is no assurance that such an acquisition or series of acquisitions will occur.


                                 PLAN OF DISTRIBUTION


     This Prospectus covers the offer and sale of up to 1,000,000 shares of Common Stock which the Company may issue from time to time in connection with the future direct and indirect acquisitions of other businesses, properties or securities in business combination transactions.

     The Company expects that the terms upon which it may issue the shares will be determined through negotiations with the security holders or principal owners of the businesses whose securities or assets are acquired. It is expected that the shares that are issued will be valued at prices reasonably related to market prices for the Common Stock prevailing either at the time an acquisition agreement is executed or at the time an acquisition is consummated.

     All expenses of this offering will be paid by the Company. No underwriting discounts or commissions will be paid in connection with the issuance of shares by the Company in business combination transactions, although finder's fees may be paid with respect to specific acquisitions. Any person receiving a finder's fee may be deemed to be an underwriter within the meaning of the Securities Act.

     The shares of Common Stock offered hereunder will be listed on the ASE, but may be subject to certain contractual holding period requirements.


                                 LEGAL MATTERS

     The validity of the Common Stock offered hereby will be passed upon for the Company by Jackson Walker L.L.P., Houston, Texas.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     There are incorporated herein by reference the following documents heretofore filed by the Company with the Commission:

     (a) The Company's Annual Report on Form 10-KSB for the year ended December 31, 1996;

     (b) The Company's Current Report on Form 8-K dated February 28, 1997;

     (c) The description of the Common Stock set forth in the registration statement on Form 8-A, filed with the Commission on February 27, 1997, including any amendment or report filed for the purpose of updating the description; and

     (d) The Company's Quarterly Report on Form 10-QSB for the three months ended March 31, 1997.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Prospectus and prior to the termination of the offering herein described shall be deemed to be incorporated by reference into this Prospectus.

     Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained in the Registration Statement, this Prospectus or any other subsequently filed document that is also incorporated by reference herein or in any accompanying prospectus supplement, if any, modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of that person, a copy of any document incorporated herein by reference (other than exhibits to those documents unless the exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates by reference). Requests should be directed to Mr. Richard B. Hallett, Vice President, Chief Financial Officer and Secretary, Amerac Energy Corporation, 1201 Louisiana, Suite 3350, Houston, Texas 77002.


                                    EXPERTS

     The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-KSB for the year ended December 31, 1996 have been so incorporated in reliance on the reports of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     No dealer, salesperson or any other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this Prospectus, and, if given or made, the information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or solicitation or any offer to buy by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make the offer or solicitation. Neither the delivery of this Prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date.

                             AVAILABLE INFORMATION

     The Company is subject to the information requirements of the Exchange Act, and in accordance therewith, files reports, proxy statements and other information with the Commission. These materials can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at 13th floor, 7 World Trade Center, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of these materials can also be obtained from the

Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, copies of these materials can also be obtained from the Web site maintained by the Commission at http://www.sec.gov. In addition, shares of the Common Stock, par value $.05 per share, of the Company are traded on the American Stock Exchange and such reports proxy statements and other information may be inspected at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006.

     The Company furnishes its stockholders with annual reports containing financial statements audited by its independent auditors and with quarterly reports containing unaudited summary financial information for each of the first three quarters of each fiscal year.

     The Company has filed with the Commission a Registration Statement on Form S-4 with respect to the Common Stock offered hereby. The Prospectus constitutes part of the Registration Statement and does not contain all the information contained in the Registration Statement and exhibits and schedules thereto, certain portions of which have been omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement including the exhibits and schedules thereto. Statements contained in this Prospectus as to the contents of any contract or any other document are not necessarily complete, and in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. All of these documents may be inspected without charge at the addresses set forth in the preceding paragraph.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company has authority under (S) 145 of the General Corporation Law of Delaware to indemnify its officer and directors to the extent provided in the statute. Article Sixteenth of the Company's Certificate of Incorporation provides for indemnification of directors and officers to the full extent permitted by the General Corporation Law of Delaware.

     The Company intends to maintain insurance against any liability incurred by its officers and directors in defense of any actions to which they are made parties by reason of their positions as officers and directors.

     The Company's Certificate of Incorporation also limits or eliminates a director's liability for monetary damages to the Company or its stockholders for acts or omissions in the director's capacity as a director.

ITEM 21.  EXHIBITS

     The following exhibits are filed as a part hereof:

     4(i).1 Certificate of Incorporation of Wolverine Exploration Company (incorporated by reference as Exhibit 3-(1) to the Company's Registration Statement No. 33-21824 filed May 13, 1988).

     4(i).2 Amendment to Certificate of Incorporation of Wolverine Exploration Company dated September 12, 1988 (incorporated by reference as
             Exhibit 3-(1)(a) to the Company's Registration Statement No. 33-24429 filed September 28, 1988).

     4(i).3 Amendment to Certificate of Incorporation of Wolverine Exploration Company dated March 28, 1995 (incorporated by reference to Annex IV to Exhibit (a)(1) to Schedule 13E-4, dated November 15, 1994).

     4(i).4 Amendment to Certificate of Incorporation of Amerac Energy Corporation dated July 12, 1996 (incorporated by reference to
             Exhibit 4(i).4 to the Company's Current Report on Form 8-K dated February 28, 1997).

     4(i).5 Amendment to Certificate of Incorporation of Amerac Energy Corporation dated July 12, 1996 (incorporated by reference to
             Exhibit 4(i).5 to the Company's Current Report on Form 8-K dated February 28, 1997).

     4(i).6 Amendment to Certificate of Incorporation of Amerac Energy Corporation dated November 21, 1996 (incorporated by reference to
             Exhibit 4(i).6 to the Company's Current Report on Form 8-K dated February 28, 1997).

     4(i).7 Corporate Bylaws (incorporated by reference to Exhibit C to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1987, File No. 0-5003).

     4(i).8 Warrant Agreement, dated November 18, 1996, between Amerac Energy Corporation and Petroleum Financial, Inc. (incorporated by reference to Exhibit 4(i).8 to the Company's Registration Statement No. 333-24643 filed April 4, 1997).

     4(i).9 Form of Warrant (included as Exhibit I to the Warrant Agreement referred to in Exhibit to 4(i).8)

     4(i).10 Registration Rights Agreement, dated November 18, 1996, between Amerac Energy Corporation and the parties identified therein. A document identical to this document, except for the name of the Holder and the Holder's address for notices, was entered into by the Company with each purchaser in the Second Private Sale. Substantially identical documents also exist between the Company and the persons or entities involved in the Fremont Acquisition (see Exhibit 10-(10) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995) and certain of the purchasers of the Company's capital stock in the Snyder Oil Share Acquisition (incorporated by reference to Exhibit 4(i).10 to the Company's Registration Statement No. 333-24643 filed
              April 4, 1997).

     4(i).11 Exploitation Agreement, dated effective January 1, 1997, between Amerac Energy Corporation and the parties identified therein (incorporated by reference to Exhibit 4(i).8 to the Company's Current Report on Form 8-K dated February 28, 1997).

     4(i).12 Form of Warrant Agreement (included as Exhibit VI to the Exploitation Agreement referred to in Exhibit 4(i).11).

     4(i).13 Form of Warrant (included as Exhibit I to the Warrant Agreement referred to in Exhibit 4(i).12).

     4(i).14 Form of Registration Rights Agreement (included as Exhibit VII to the Exploitation Agreement referred to in Exhibit 4(i).11).

     5  Opinion of Jackson Walker L.L.P.

     23.1  Consent of Price Waterhouse LLP

     23.2  Consent of Jackson Walker L.L.P. (included in opinion, Exhibit 5)

     24  Power of Attorney (included on the signature page of the Registration
          Statement)

ITEM 22.  UNDERTAKINGS

     B.   The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     C. The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     D. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     E. The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     F. The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, Amerac Energy Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 15th day of July, 1997.

                                       Amerac Energy Corporation



                                       By:  /s/Richard B. Hallett
                                           ----------------------------------
                                           Vice President, Chief Financial
                                           Officer and Secretary

                               POWER OF ATTORNEY



     Each person whose signature appears below hereby appoints Richard B. Hallett as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute in the name of each such person who is then an officer or director of the Registrant, and to file, any amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing appropriate or necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED AND ON THE 15TH OF JULY, 1997.



Signatures                          Title
-----------                         -----

/s/Jeffrey B. Robinson        Director, President and Chief Executive Officer
----------------------------  (Principal Executive Officer)
Jeffrey B. Robinson


/s/Richard B. Hallett         Vice President, Chief Financial Officer and
----------------------------  Secretary (Principal Financial Officer and
Richard B. Hallett            Principal  Accounting Officer)


/s/Jeffrey L. Stevens         Director and Assistant Secretary
----------------------------
Jeffrey L. Stevens


                              Director, Chairman of the Board
----------------------------
William P. Nicoletti


/s/Kenneth R. Peak            Director
----------------------------
Kenneth R. Peak


                              Director
----------------------------
Walter C. Wilson


/s/Michael L. Harvey          Director
----------------------------
Michael L. Harvey


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